UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 3, 2019

Date of Report (Date of Earliest Event Reported)

Fortive Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37654	47-5654583
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 Seaway Blvd

Everett, WA 98203

(Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 446 - 5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	FTV	New York Stock Exchange
5.00% Mandatory Convertible Preferred Stock, Series A, $0.01 par value	FTV.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2019, Emily A. Weaver notified Fortive Corporation (the “Company”) that she will resign, effective October 25, 2019 (the “Effective Date”), as the Company’s Vice President and Chief Accounting Officer in order to serve as the chief financial officer of another public company.

Charles E. McLaughlin, the Company’s Senior Vice President and Chief Financial Officer, will also serve as the Company’s principal accounting officer on an interim basis from the Effective Date until a successor Chief Accounting Officer of the Company is appointed (the “Interim Period”).

Mr. McLaughlin has served as Senior Vice President and Chief Financial Officer of the Company since July 2016. Prior to July 2016, Mr. McLaughlin served as Senior Vice President and Diagnostics Group Chief Financial Officer for Danaher Corporation’s Diagnostics business from May 2012 to July 2016, and as Senior Vice President and Chief Financial Officer of Danaher Corporation’s Beckman Coulter business from July 2011 to July 2016.

No new compensatory arrangements have been entered into with Mr. McLaughlin in connection with his service as the Company’s principal accounting officer during the Interim Period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIVE CORPORATION

By:	/s/ Daniel B. Kim
Name:	Daniel B. Kim
Title:	Vice President - Associate General Counsel and Secretary

Date: October 9, 2019